Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for July 2008

MESA ROYALTY TRUST

The Bank of New York Trust Company, N.A., Trustee

NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS July 22, 2008 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of July 2008. Unitholders of record on July 31, 2008 will receive distributions amounting to $1,434,782 or $0.769902173 per unit payable on October 31, 2008. The Trust received $810,963 and $90,881 from the New Mexico and Colorado portions of the San Juan Basin Properties, respectively. Royalty income from the Hugoton Properties totaled $544,100.

Contact:	Mesa Royalty Trust
The Bank of New York Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

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919 Congress Avenue, Austin, TX 78701